UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The 2015 Annual Stockholders Meeting of Empire State Realty Trust, Inc. (the “Company”) was held on June 17, 2015.

(b)	The Class A and Class B Common Stockholders of the Company (i) elected all of the Company’s nominees for director, (ii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the meeting were as follows:

(i)	Election of Directors:

Nominees	For	Withheld	Broker Non-Votes
Anthony E. Malkin	132,919,432	1,668,833	7,110,874
William H. Berkman	127,671,681	6,916,584	7,110,874
Alice M. Connell	133,707,723	880,542	7,110,874
Thomas J. DeRosa	133,373,808	1,214,457	7,110,874
Steven J. Gilbert	132,458,152	2,130,113	7,110,874
S. Michael Giliberto	133,690,708	897,557	7,110,874
James D. Robinson IV	133,066,469	1,521,796	7,110,874

(ii)	Approval, on a non-binding advisory basis, of the compensation of the named executive officers:

For	Against	Abstained	Broker Non-Votes
130,479,044	3,014,104	1,095,117	7,110,874

(iii)	Ratification of the Appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstained
141,423,151	171,391	104,597

With respect to the preceding matters, holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to 50 votes per share, so long as such Class B common stockholder continues to own 49 operating partnership units in Empire State Realty OP, L.P. for each such share of Class B common stock. Holders of Class A common stock and Class B common stock vote together as a single class on the matters covered at the meeting, and their votes are counted and totaled together.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: June 22, 2015	By:	/s/ Thomas N. Keltner, Jr.
		Name:	Thomas N. Keltner, Jr.
		Title:	Executive Vice President & General Counsel

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